ARTICLES OF INCORPORATION
                                       OF
                              TCI PORTFOLIOS, INC.


         FIRST: I, the undersigned, Irving Kuraner, whose post office address is 605 West 47th Street, P.O. Box 418210, Kansas City, Missouri 64141-9210, being at least 18 years of age, do, under and by virtue of the general laws of the State of Maryland, execute and acknowledge these Articles of Incorporation as incorporator with the intention of forming a corporation.

         SECOND: The name of the corporation is TCI Portfolios, Inc.

         THIRD:  The purposes for which the corporation is formed are:

                  1. To carry on the business of an investment company.

                  2. To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law except insofar as such business may be limited by the Investment Company Act of 1940 as from time to time amended, or by any other law of the United States regulating investment companies, or by limitations imposed by the laws of the several states wherein the corporation offers its shares.

         FOURTH: The name of the resident agent of the corporation in this state is The Corporation Trust Incorporated, a corporation of this state, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202. The principal office is the same as the resident agent.

         FIFTH:

                  1. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of a par value of $1.00 each, to be divided into such classes as the Board of Directors may from time to time determine. The Board of Directors shall have the power to fix the number of shares in each such classes and to fix such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof as are not stated in these Articles of Incorporation.

                  2. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof shall be as follows:

                     (a) The holder of each share of stock of the Corporation shall be entitled to one vote for each share of stock, irrespective of the class, then standing in his name on the books of the Corporation; provided, however, that (1) matters affecting only one class shall be voted upon only by that class, and (2) where required by the Investment Company Act of 1940 or the regulations adopted thereunder or any other applicable law, certain matters shall be voted on separately by each class of shares affected.

                     (b) All payments received by the Corporation for the sale of stock of each class and the investment and reinvestment thereof, and the income, earnings and profits thereon shall belong to the class of shares with respect to which such payments were received, and are herein referred to as "assets belonging to" such class.

                     (c) The holders of the outstanding shares of each class of capital stock of the Corporation shall be entitled to receive dividends from ordinary income and distributions from capital gains of the assets belonging to such class in such amounts, if any, and payable in such manner, as the Board of Directors may from time to time determine.

                     (d) In the event of the liquidation or dissolution of the Corporation, shareholders of each class shall be entitled to receive the assets belonging to such class to be distributed among them in proportion to the number of shares of such class held by them. If there are any assets not belonging to any particular class of stock and available for distribution, such assets shall be allocated to each class in proportion to the net asset value of the respective classes.

                     (e) Each holder of any class of stock of the Corporation, upon proper documentation and the payment of all taxes in connection therewith, may require the Corporation to redeem or repurchase such stock at the net asset value thereof, less a redemption charge or discount determined by the Board of Directors. Payment shall be made in cash or in kind as determined by the Corporation.

                     (f) Each holder of any class of stock of the Corporation may, upon proper documentation and the payment of all taxes in connection therewith, convert the shares represented thereby into shares of stock of any other class of the Corporation on the basis of their relative net asset values less a conversion charge or discount determined by the Board of Directors.

                     (g) The Corporation may cause the shares of any stockholder to be redeemed pursuant to rules of general application consistently applied whenever the number of shares owned by such stockholder is below a minimum fixed by the Board of Directors.

         SIXTH: The number of directors of the Corporation shall be 7, which number may be changed in accordance with the by-laws of the Corporation but shall never be less than 3. The names of the directors who shall act until the first annual meeting and until their successors are elected and qualify:

                           Thomas A. Brown
                           Robert W. Doering, M.D.
                           Irving Kuraner
                           Linsley L. Lundgaard
                           Lloyd T. Silver, Jr.
                           James E. Stowers
                           John M. Urie

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation, its directors and stockholders:

                  1. The Board of Directors has exclusive authority to make, amend, and repeal the By-laws of the Corporation.

                  2. Subject to the terms of Article Fifth hereof the Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

                  3. The Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

                  4. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

                  5. Notwithstanding any provisions of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

                  6. The Corporation reserves the right from time to time to make any amendments of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

         EIGHTH: The Corporation shall indemnify to the full extent permitted by law each person who has served at any time as director or officer of the Corporation, and his heirs, administrators, successors and assigns, against any and all reasonable expenses, including counsel fees, amounts paid upon judgments, and amounts paid in settlement (before or after suit is commenced) actually incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which he is made a party, or which may be asserted against him, by reason of being or having been a director of officer of the Corporation. Such indemnification shall be in addition to any other rights to which such person may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.

         IN WITNESS WHEREOF, the undersigned who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be his act and states, that to the best of his knowledge, information and belief, the matters and facts therein are true in all material respects, and that this statement is made under penalties of perjury.

         Dated this 3rd day of June, 1987.


                                                       /s/ Irving Kuraner
                                                       Irving Kuraner